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                                                                    EXHIBIT 23.5

                         [PRICE WATERHOUSE LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement of Global Telesystems Group, Inc. on Form S-1 (File No. 333-70871) of our report dated December 10, 1997, on our audits of the consolidated financial statements of Esprit Telecom plc (the "Company"), as of September 30, 1996 and 1997, and for each of the two years in the period ended September 30, 1997. We also consent to the references to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data".


/s/ PRICE WATERHOUSE
    Price Waterhouse

London, England

February 8, 1999